UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 19, 2015

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Northshore Center, Pittsburgh, PA	15212
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (412) 442-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):
☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
On August 19, 2015, Matthews International Corporation ("Matthews"), through its wholly-owned subsidiary, The York Group, Inc. ("York"), completed its previously announced acquisition of Aurora Products Group, LLC ("Aurora"). Pursuant to the terms of the purchase agreement, dated June 8, 2015 with Aurora, the sellers identified therein, and Kohlberg Management VII, L.P., in its capacity as the sellers' representative, the purchase price paid for all the outstanding equity interests of Aurora is $214.0 million in cash on a debt-free basis subject to a working capital adjustment.
Item 8.01 Other Events
On August 20, 2015, Matthews issued a press release announcing that it completed its acquisition of Aurora. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01                          Financial Statements and Exhibits
(d)            Exhibits

Exhibit No.	Description
2.1
Purchase Agreement, dated as of June 8, 2015, by and among Matthews International Corporation, a Pennsylvania corporation, The York Group, Inc., a Delaware corporation, Aurora Products Group, LLC, each of the Persons listed on Annex A thereto, and Kohlberg Management VII, L.P., in its capacity as the Sellers' Representative (filed as Exhibit 2.1 of Matthews International Corporation's Current Report on Form 8-K filed on June 11, 2015 and incorporated herein by reference).

99.1	Press Release dated August 20, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2015                                                                                                                              MATTHEWS INTERNATIONAL CORPORATION

By:   /s/  Joseph C. Bartolacci
Joseph C. Bartolacci
President and Chief Executive Officer

MATTHEWS INTERNATIONAL CORPORATION
EXHIBIT INDEX
Exhibit No.	Description

2.1
Purchase Agreement, dated as of June 8, 2015, by and among Matthews International Corporation, a Pennsylvania corporation, The York Group, Inc., a Delaware corporation, Aurora Products Group, LLC, each of the Persons listed on Annex A thereto, and Kohlberg Management VII, L.P., in its capacity as the Sellers' Representative (filed as Exhibit 2.1 of Matthews International Corporation's Current Report on Form 8-K filed on June 11, 2015 and incorporated herein by reference).

99.1	Press Release dated August 20, 2015.